Exhibit 99.1

DXC Technology Prices Senior Notes Offering

Ashburn, Va., December 2, 2025 — DXC Technology Company (NYSE: DXC) (“DXC”) today announced that its wholly owned subsidiary, DXC Capital Funding DAC (the “Issuer”), priced an offering of €650,000,000 million aggregate principal amount of its 4.250% Senior Notes due 2030 (the “Notes”), priced at 99.784% of the aggregate principal amount of such notes. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act. The offering of the Notes is expected to close on December 9, 2025, subject to customary conditions.

The Notes will be unconditionally and irrevocably guaranteed by DXC and DXC Luxembourg International S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) and the direct parent of the Issuer. DXC currently intends to apply the net proceeds from the offering of the Notes to repay its existing indebtedness, including DXC’s 1.750% Senior Notes due 2026, and for working capital and general corporate purposes.

The Notes and related guarantees will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are expected to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy any security, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT DXC TECHNOLOGY

DXC Technology (NYSE: DXC) is a leading global provider of information technology services. We are a trusted partner to many of the world’s most innovative organizations, building solutions that move industries and companies forward. Our engineering, consulting and technology experts help clients simplify, optimize and modernize their systems and processes, manage their most critical workloads, integrate AI-powered intelligence into their operations, and put security and trust at the forefront. Through innovative solutions, we help clients achieve competitive advantages in the marketplace.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements” that involve numerous assumptions, risks, and uncertainties. Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, potential acquisitions and divestitures, competitive position, growth opportunities, effective tax rates, liquidity and capital resources, capital return strategy, plans and objectives of management, the outcome of and costs associated with regulatory and litigation matters, and other matters. DXC may also make forward-looking statements in reports filed with the Securities and Exchange Commission (the “SEC”), in materials delivered to stockholders and in press releases. In addition, the DXC representatives may from time to time make oral forward-looking statements. Forward-looking statements represent current expectations and beliefs, and no assurance can be given that the results, goals or plans described in such statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. DXC does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

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Contact
Roger Sachs, CFA, Investor Relations, +1-201-259-0801, roger.sachs@dxc.com
Christina Trejo, Corporate Communications, +1-848-702-4607, christina.trejo@dxc.com

Source: DXC Technology Company
Category: Investor Relations